UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/31/2012

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on October 31, 2012 (the "Effective Date"), J. Tyler Martin, M.D., President, Chief Medical Officer and Director of Dynavax Technologies Corporation (the "Company"), entered into an amended and restated Management Continuity and Severance Agreement (the "Agreement").

The Agreement supersedes the prior Amended and Restated Management Continuity Agreement dated November 12, 2010 and provides that Dr. Martin will receive a 2012 annual base salary of $412,000 and will be eligible to earn an annual bonus of up to $226,600. In addition, the Agreement provides for certain retention incentive payments and other consideration that will vest and be payable to Dr. Martin if he remains as an employee through the later of March 1, 2012 or the actual PDUFA action date for HEPLISAV (the "Acceleration Date"). Specifically, the retention incentive consideration consists of (a) 24 months of Dr. Martin's then-current base salary and target bonus payable upon his separation from the Company; (b) acceleration of vesting for any outstanding time-based equity awards as of October 31, 2012, with a right to exercise such options through the third anniversary following termination of his continuous service with the Company; and (c) monthly cash payments for COBRA through the earlier of 24 months or the duration of the period in which Dr. Martin and his eligible dependents are eligible for COBRA coverage upon his separation from the Company (collectively, the "Severance Benefits").

Under the terms of the Agreement, in the event the Company terminates Dr. Martin's employment without Cause (as defined in the Agreement), including a Change of Control (as defined in the Agreement) of the Company, at any time prior to the Acceleration Date, Dr. Martin will also be entitled to receive the Severance Benefits.

In no event will Dr. Martin receive the Severance Benefits more than once, regardless of the circumstances.

In each case, receipt of such benefits by Dr. Martin is subject to the execution of a customary general release in favor of the Company.

In the event of a Change of Control, and subject to Dr. Martin's continued service with the Company through the time immediately prior to the closing of such Change of Control and execution of a customary general release in favor of the Company, the Severance Benefits shall be payable to Dr. Martin and all of Dr. Martin's then-outstanding time-based vesting equity awards shall automatically accelerate and fully vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: November 02, 2012	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President